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                        CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
Heritage Bank of Commerce:

We consent to the use of our report on the financial statements of Heritage Bank of Commerce, as of December 31, 1996, and for each of the years in the two-year period ended December 31, 1996, included herein and to the reference to our firm under the heading "Experts" in the prospectus.


                                        /s/ KPMG PEAT MARWICK LLP


Mountain View, California
April 14, 1998